EXHIBIT 15.3

24 June 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 16F of Form 20-F of Yanzhou Coal Mining Company Limited for the year ended December 31, 2010 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ JBPB & Co (formerly known as Grant Thornton)

Hong Kong